SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               April 12, 1994


                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-6047              13-5516589
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          100 Interpace Parkway, Parsippany, New Jersey          07054
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (201) 263-6500
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          ITEM 5.   OTHER EVENTS.

                    On April 12,  1994, the Corporation announced  that its

          subsidiaries  were  offering  a  voluntary  enhanced   retirement

          program  to  approximately  800  of  their  5,700  non-bargaining

          employees.    The  subsidiaries  also  plan to  discuss  possible

          participation in a  similar program  with their 6,100  bargaining unit employees.

                    Assuming  that two-thirds  of the  anticipated eligible

          non-bargaining and bargaining unit  employees accept the program,

          the   Corporation   estimates   that  it   would   incur   pretex

          restructuring charges in 1994 of  between $110 and $120  million,

          or approximately 55  to 60  cents per  share net  of taxes  after giving effect to payroll savings.

                    A copy of GPU's  related news release is annexed  as an

          exhibit.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND 1.EXHIBITS.

                    (b)  Exhibits:

                         1.   GPU News Release, dated April 12, 1994.
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                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON  ITS   BEHALF  BY   THE  UNDERSIGNED  THEREUNTO   DULY

          AUTHORIZED.


                                        GENERAL PUBLIC UTILITIES CORPORATION


                                        By:______________________________
                                             Don W. Myers, Vice President
                                             and Treasurer


          Date:  April 13, 1994
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